SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 18, 2008

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation or	Number)
organization)

Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events
Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.2
EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01 OTHER EVENTS

On December 19, 2008 the Weyerhaeuser Company issued the following press release:

Weyerhaeuser Declares Reduced Quarterly Dividend of 25 Cents;
Authorizes $250 Million Share Repurchase;
Expects Lower Fourth Quarter Earnings, Challenging 2009

FEDERAL WAY, Wash. (Dec. 19, 2008) – The board of directors of Weyerhaeuser Company (NYSE: WY) declared a dividend of 25 cents per share on the common stock of the corporation payable March 2, 2009 to shareholders of record at the close of business Jan. 30, 2009. This reduces the quarterly dividend payment from the previous level of 60 cents.

The company said that the continued housing slump and a weaker pulp market will result in significantly lower than expected fourth quarter earnings. Weyerhaeuser expects challenging market conditions to continue through 2009.

The company also announced the following strategic actions:

•	Board authorization to repurchase up to $250 million of the company’s outstanding shares.

•	Board approval of a capital spending level for 2009 in the range of $200 to $250 million, down from approximately $425 million in 2008.

•	A wage freeze at 2008 levels for executive and salaried employees.

•	Board approval of an amendment to the company’s bylaws to adopt a Dec. 31 fiscal year end.

“We are committed to making tough decisions as we manage through this downturn,” said Dan Fulton, president and chief executive officer. “Through these actions, we are taking steps to preserve our financial strength, enhance our strategic flexibility, and position Weyerhaeuser to create shareholder value as the economy recovers.”

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2007, sales were $16.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

CONFERENCE CALL INFORMATION

Weyerhaeuser will hold a live conference call at 6 a.m. Pacific (9 a.m. Eastern) on Dec. 19 to discuss this announcement.

To access the conference call from within North America, dial 1-800-257-1836 at least 15 minutes prior to the call. Those calling from outside North America should dial 1-303-205-0044. Replays will be available until Jan. 9, 2009 at 1-800-405-2236 (access code - 11123757#) from within North America and at 1-303-590-3000 (access code - 11123757#) from outside North America. The call is being webcast through our website at http://investor.weyerhaeuser.com by clicking on the “Dec. 19 Investor Call” link.

The webcast is available through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected site, StreetEvents (http://www.streetevents.com).

The Company then held an investor call to discuss the press release.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following items are filed as exhibits to this report.

3.2	Amendment to the Company’s Amended and Restated Bylaws

99.1	Transcript of December 19, 2008 investor call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	Jeanne M. Hillman
Its:	Vice President and
Chief Accounting Officer

Date:  December 19, 2008